UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 27, 2013


                          SYNERGY RESOURCES CORPORATION
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             (Exact name of Registrant as specified in its charter)


         Colorado                       001-35245               20-2835920
  ------------------------          ------------------        ---------------
(State or other jurisdiction       (Commission File No.)     (IRS Employer
of incorporation)                                            Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
           ---------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (970) 737-1073


                                       N/A
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          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     On August 27, 2013, Synergy entered into an agreement with an independent oil and gas company to acquire oil and gas properties consisting of:

     o 38 producing oil and gas wells currently operated by the seller, all of which will be operated by Synergy after closing,

     o 9 producing oil and gas wells not operated by the seller, including 6 wells currently operated by Synergy,

     o    one Class II disposal well,

     o    leases covering approximately 3,639 gross (1,000 net) acres, and

     o    miscellaneous equipment.


     If the acquisition is completed, Synergy will have:

     o an average working interest of approximately 27.5% (22% net revenue interest) in the 47 producing wells,

     o    a 25% working interest in the Class II disposal well, and

     o an average 27.5% working interest (22% net revenue interest) in the oil and gas leases.

     The producing oil and gas properties are located in the Wattenberg field, which is part of the Denver-Julesburg Basin.

     The purchase price for the oil and gas properties, subject to ordinary closing adjustments, is $17,500,000. The purchase price will be payable in cash of $13,125,000 and $4,375,000 in restricted shares of Synergy's common stock.

     The closing of the acquisition is subject to the completion of title reviews by Synergy and other conditions which are normal for a transaction of this nature.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 30, 2013

                                      SYNERGY RESOURCES CORPORATION



                                 By:  /s/ Frank L. Jennings
                                      ----------------------------------
                                      Frank L. Jennings, Principal Financial and
                                      Accounting Officer